1 Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese Q4 2012 Earnings Monday, January 28, 2013 EX 99.2

2 Forward-Looking Statements This presentation and remarks made as part of this presentation contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this presentation and related remarks, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this presentation and related remarks. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and carbon monoxide and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technology, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, including the occurrence of acts of war or terrorist incidents, or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company’s filings with the Securities and Exchange Commission. In addition to the risks and uncertainties identified above, the following risks and uncertainties, among others, could cause the company’s actual results regarding its initiatives involving the use of advanced technology for the production of ethanol for chemical applications and other uses to differ materially from the results expressed or implied in these materials: the impact of technological developments and competition; our ability to obtain licenses of, or other access to, alternative ethanol production processes on attractive terms; unanticipated operational or commercialization difficulties, including failure of facilities or processes to operate in accordance with specifications or expectations; the cost and availability of capital necessary to fund plant construction and expansion; the unavailability of required materials and equipment; changes in the price and availability of commodities and supplies; the ability to achieve the anticipated cost structure; the growth in demand for products produced from our technology in certain industries or geographic regions; the adoption of new or different industry or regulatory standards; and the ability of third parties, including our commercial partners or suppliers, to comply with their commitments to us. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly and full fiscal year results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

3 Non-US GAAP Financial Information Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, affiliate EBITDA and proportional affiliate EBITDA, adjusted earnings per share, net debt, and adjusted free cash flow as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business operating EBITDA is net income; for proportional affiliate EBITDA is equity in net earnings of affiliates; for affiliate EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information ► Operating EBITDA, a measure used by management to measure performance, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Operating EBITDA margin is defined by the company as Operating EBITDA divided by Net sales. ► Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix, less equity in net earnings of affiliates, dividend income from cost investments and other (income) expense. This reflects the operating results of the company’s operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company’s internal operations. ► Affiliate EBITDA is defined by the company as operating profit plus the depreciation and amortization of its equity affiliates. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. We believe that investors should consider proportional affiliate EBITDA as an additional measure of operating results. ► Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full- year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any given future period. ► Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates’ net debt. ► Adjusted free cash flow is defined by the company as cash flow from operations less other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

4 Mark Rohr Chairman and Chief Executive Officer

5 ► Adjusted EPS growth driven by expanded Operating EBITDA margins in Consumer Specialties, Advanced Engineered Materials and Acetyl Intermediates ► Second highest Operating cash flow in our history despite a $100 million voluntary US pension contribution ► Strong cash generation in 2012 despite higher YoY capital spending on growth projects Celanese Corporation Q4’12 Highlights $1,614 $1,609 $1,501 Q4 2011 Q3 2012 Q4 2012 Net Sales $243 $298 $254 $97 $163 $86 Q4 2011 Q3 2012 Q4 2012 Operating EBITDA and Operating Profit (in millions) (in millions) Operating EBITDA Operating Profit/(Loss) Q4’11 $0.58 Q3’12 $0.93 Q4’12 $0.67 Adjusted EPS

6 Key sequential highlights (Q4’12 vs. Q3’12) ► Volumes lower due to seasonal patterns and weak automotive demand in Europe ► Pricing down primarily due to mix Q4 Performance Factors Affecting Net Sales Changes Advanced Engineered Materials (in millions) 2% 0% -2% 0% 4% -7% 0% 1% -2% -6% Volume Price Currency Other Total Key Year-over-Year highlights (Q4’12 vs. Q4’11) ► Higher volumes due to increased penetration in auto end-markets ► Increased success in value-per-vehicle helped growth; 10% higher auto builds in North America offset 7% decline in Europe ► Earnings from affiliates increased $11 million $292 $322 $299 $73 $109 $88 Q4 2011 Q3 2012 Q4 2012 Operating EBITDA margin 25.0% 33.9% 29.4% Net Sales Operating EBITDA QoQ* YoY* Note: *QoQ represents Q4 ‘12 as compared to Q3 ‘12; YoY represents Q4 ‘12 compared to Q4 ‘11

7 Key sequential highlights (Q4’12 vs. Q3’12) ► Demand remained strong ► Volume decreased but profitability increased due to actions related to closure of Acetate facility in Spondon UK ► Offset by lower spending, a planned inventory build and lower energy costs related to closure Consumer Specialties Q4 Performance Factors Affecting Net Sales Changes (in millions) -8% 0% 0% 5% -13% -11% 0% 0% 0% -11% Volume Price Currency Other Total $306 $314 $281 $73 $87 $86 Q4 2011 Q3 2012 Q4 2012 Operating EBITDA margin 23.9% 27.7% 30.6% Key Year-over-Year highlights (Q4’12 vs. Q4’11) ► Volume decreased but profitability increased due to actions related to closure of Acetate facility in Spondon UK ► Higher pricing primarily in Acetate Net Sales Operating EBITDA QoQ* YoY* Note: *QoQ represents Q4 2012 as compared to Q3 2012; YoY represents Q4 2012 compared to Q4 2011

8 Key sequential highlights (Q4’12 vs. Q3’12) ► Weak photovoltaic demand resulted in lower volumes and less favorable mix in EVA Performance Polymers ► Normal seasonal patterns resulted in lower volumes in Emulsions Industrial Specialties Q4 Performance Factors Affecting Net Sales Changes -8% 0% -2% -8% 2% -16% 0% 1% -1% -16% Volume Price Currency Other Total $272 $297 $251 $30 $36 $20 Q4 2011 Q3 2012 Q4 2012 Operating EBITDA margin 11.0% 12.1% 8.0% Net Sales Operating EBITDA Key Year-over-Year highlights (Q4’12 vs. Q4’11) ► Weak demand drove lower pricing and unfavorable mix in EVA ► Lower raw materials costs in Emulsions contributed to lower pricing (in millions) QoQ* YoY* Note: *QoQ represents Q4 2012 as compared to Q3 2012; YoY represents Q4 2012 compared to Q4 2011

9 Key sequential highlights (Q4’12 vs. Q3’12) ► End-market demand remained weak ► Pricing higher in downstream derivatives as raw material costs helped push pricing ► Favorable currency impact Acetyl Intermediates Q4 Performance Factors Affecting Net Sales Changes -9% 0% -1% -5% -3% -1% 0% 2% 2% -5% Volume Price Currency Other Total $849 $785 $773 $95 $91 $88 Q4 2011 Q3 2012 Q4 2012 Operating EBITDA margin 11.2% 11.6% 11.4% Net Sales Operating EBITDA Key Year-over-Year highlights (Q4’12 vs. Q4’11) ► Pricing in acid and VAM fell more than raw material costs, reflecting continued softer demand in Europe and Asia (in millions) Note: *QoQ represents Q4 2012 as compared to Q3 2012; YoY represents Q4 2012 compared to Q4 2011 QoQ* YoY*

10 Reporting change Potential Change ► Beginning in Q1 2013 we will focus on Segment Income rather than Operating EBITDA ► Segment Income for Celanese is Operating EBITDA by segment minus depreciation and amortization Consideration ► Consistent with how we run the business and how we plan to incent our management team going forward ► Focus on long-term goal of generating return on capital in excess of 20%

11 January: 2013 Adjusted EPS growth expectation $3.80 2012 Adjusted EPS Tax rate Acetate footprint rationalization related actions Nanjing Ethanol Innovation & productivity 2013 Adjusted EPS expectation $0.20-$0.30 $0.05-$0.10 ~$4.25-$4.30 ► Planning on continued slow global economic growth ► Earnings growth driven by Celanese-specific initiatives ► Expect to increase the effectiveness and speed of new product introductions ► Adjusted tax rate expected to be 19% due to increased earnings in higher tax jurisdictions ~$0.20 ~($0.10)

12 Outlook for 2013 Advanced Engineering materials ► Innovation increasing pounds per vehicle and offsetting 3% lower auto builds in Europe ► Industrial production & consumer electronics to grow modestly in Asia and US but offset by Europe Consumer Specialties ► Growth driven by Celanese-specific manufacturing actions and expansion of Acetate production at Nantong affiliate ► Expect healthy global demand for Acetate products and innovation efforts in Nutrinova Industrial Specialties ► Increased North American and Asian demand for innovative Emulsions applications ► Continued lower demand for photovoltaic application in EVA Performance Polymers Acetyl Intermediates ► Current demand conditions to continue as global GDP remains soft; Expected improvement in 2H ► Growth expected from planned completion of 275kT Nanjing ethanol unit, scheduled start-up in late 2013 Celanese Advanced Engineering Materials Consumer Specialties Industrial Specialties Acetyl Intermediates Segment Income Higher vs. 2012 Flat vs. 2012

13 Celanese – Strategic focus areas ►Methanol unit in Clear Lake, Texas ►Continuing negotiations with potential partners ►Anticipate permitting in 2013 and completion by mid-2015 ►Indonesia fuel ethanol opportunity ►Working with Pertamina, under Joint Statement of Cooperation, to define potential supply arrangements, production locations and distribution ►Organizational alignment ►Todd Elliott, Vice President, General Manager Global Sales ►Ashish K. Kulkarni, Chief Technology and Innovation Officer

14 Steven Sterin Senior Vice President and Chief Financial Officer

15 Track record of strong cash flow generation $452 $638 $722 $294 $326 $339 0% 2% 4% 6% $0 $200 $400 $600 $800 2010 2011 2012 Cash Flow from Operations Adjusted Free Cash Flow (FCF) Adjusted FCF % Revenue 2013 ► Expect to continue to generate strong adjusted free cash flow ► Operating cash flow will provide adequate funding for capital expenditures 2012 ► Second highest operating cash flow ► Contributed ~$300 million to pension ($80 million more than 2011) ► Adjusted free cash flow increased despite higher capital expenditures on future growth opportunities Adjusted Free Cash Flow Operating Cash Deployment 2013 Adjusted Free Cash Outflows (off Operating EBITDA base) in millions Cash Taxes $225 to $275 Capital Expenditures $375 to $400 Reserve $0 to $50 Net Interest $175 to $200 Pension ~$0 Change in TWC $50 to $100 (in millions)

16 Improved maturity profile provides long-term financial flexibility 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Mid-2010 Maturity Profile Current Maturity Profile ► Significant progress on reducing net debt and improving debt profile ► Reduced net debt by $196 million to $2.1 billion, lowest annual level since end of 2005 ► Completed a $500 million offering of unsecured notes due in 2022 at 4.625%; As part of transaction paid down $400 million of senior secured debt that would have matured in 2016 and funded our US pension by $100 million Revolver $600 Term Loan $2,688 Sr. Notes $600 New Sr. Notes $500 Sr. Notes $400 Revolver $600 Term Loan $975 C/L Facility $228 Note: Does not reflect maturities of capital leases, industrial revenue bonds, other bank obligations, or affiliate borrowings. Term Loan maturities exclude impact of amortization. Debt Maturity Profile 4.1x 5.5x 6.2x 6.5x 2.6x 2.2x 1.7x 1.8x 2009 2010 2011 2012 Operating EBITDA/Interest Expense Net Debt/Operating EBITDA Stronger Credit Profile (in millions)

17 Return of cash to shareholders ► 25% increase in dividends in 2012 ► $267 million dividends paid (common and preferred) since IPO ► Spent ~$900 million on share repurchases, with an average price of $38, since end of 2006 ► In addition, invested in growth and reduced debt by more than $900 million since the end of 2005 ► In 2013, continue to look for opportunities to increase dividends and repurchase shares; Goal for dividends is to be closer to the median of payers in chemical space ► Remaining authorization to repurchase ~$400 million in shares Over $1 billion returned to shareholders since 2007 2009 2010 2011 2012 Consistently Increasing Dividend Share Repurchase

18 ► $9 million higher earnings from Asian affiliates due to the timing of a turnaround in Q4 of 2011 that did not occur in Q4 2012 ► Infraserv earnings increased $22 million due to gain related to debt restructuring at a subsidiary of one of the Infraserv affiliates; Gain excluded from Operating EBITDA and adjusted EPS Income Statement Earnings and Proportional EBITDA Strategic Affiliate Performance $242 $192 $85 $80 FY 2012 FY 2011 Dividends from Cost Investments Earnings from Equity Affiliates (in millions) $242 $192 $135 $150 FY 2012 FY 2011 Proportional Affiliate EBITDA in Excess of Equity Earnings Earnings from Equity Affiliates (in millions)

19 Appendix Notes: References on the following slides to tables correspond to the tables included with Celanese press release dated January 28th, 2013

Reg G: Segment data and reconciliation of operating profit (loss) to operating EBITDA – a non-U.S. GAAP measure – unaudited (Table 1)

Celanese

	Three Months Ended		
(in $ millions)	December 31, 2012	September 30, 2012	December 31, 2011
Net Sales			
Advanced Engineered Materials	299	322	292
Consumer Specialties	281	314	306
Industrial Specialties	251	297	272
Acetyl Intermediates	773	785	849
Other Activities [1]	-	-	-
Intersegment eliminations	(103)	(109)	(105)
Total	1,501	1,609	1,614
Operating Profit (Loss)			
Advanced Engineered Materials	1	43	(3)
Consumer Specialties	60	70	59
Industrial Specialties	6	23	17
Acetyl Intermediates	64	62	67
Other Activities [1]	(45)	(35)	(43)
Total	86	163	97
Other Charges and Other Adjustments [2]			
Advanced Engineered Materials	11	(8)	8
Consumer Specialties	11	7	5
Industrial Specialties	-	-	1
Acetyl Intermediates	(5)	7	4
Other Activities [1]	(8)	-	1
Total	9	6	19
Depreciation and Amortization Expense [3]			
Advanced Engineered Materials	29	29	32
Consumer Specialties	10	10	9
Industrial Specialties	14	13	11
Acetyl Intermediates	21	20	21
Other Activities [1]	5	3	3
Total	79	75	76
Business Operating EBITDA			
Advanced Engineered Materials	41	64	37
Consumer Specialties	81	87	73
Industrial Specialties	20	36	29
Acetyl Intermediates	80	89	92
Other Activities [1]	(48)	(32)	(39)
Total	174	244	192
Equity Earnings, Cost - Dividend Income and Other Income (Expense)			
Advanced Engineered Materials	47	45	36
Consumer Specialties	5	-	-
Industrial Specialties	-	-	1
Acetyl Intermediates	8	2	3
Other Activities [1]	20	7	11
Total	80	54	51
Operating EBITDA			
Advanced Engineered Materials	88	109	73
Consumer Specialties	86	87	73
Industrial Specialties	20	36	30
Acetyl Intermediates	88	91	95
Other Activities [1]	(28)	(25)	(28)
Total	254	298	243

[1] Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] See Table 7 for details.

[3] Excludes accelerated depreciation and amortization expense included in Other charges and Other adjustments above. See Table 1A for details.

20

Reg G: Reconciliation of consolidated net earnings (loss) to operating EBITDA – a non-U.S. GAAP measure – unaudited (Table 1A)

Celanese

	Three Months Ended			Year Ended			
	December 31,	September 30,	December 31,	December 31,			
(in $ millions)	2012	2012	2011	2012	2011	2010	2009
Net earnings (loss) attributable to Celanese Corporation	95	117	95	605	607	377	498
(Earnings) loss from discontinued operations	2	2	1	4	(1)	49	(4)
Interest income	(1)	-	(1)	(2)	(3)	(7)	(8)
Interest expense	51	44	55	185	221	204	207
Refinancing expense	3	-	-	3	3	16	-
Income tax provision (benefit)	16	54	(2)	48	149	112	(243)
Depreciation and amortization expense [2]	79	75	76	300	287	258	290
Other charges (gains), net [1]	13	(2)	9	14	48	46	136
Other adjustments [1]	(4)	8	10	52	51	67	(19)
Operating EBITDA	254	298	243	1,209	1,362	1,122	857
Detail by Segment							
Advanced Engineered Materials	88	109	73				
Consumer Specialties	86	87	73				
Industrial Specialties	20	36	30				
Acetyl Intermediates	88	91	95				
Other Activities [3]	(28)	(25)	(28)				
Operating EBITDA	254	298	243	1,209	1,362	1,122	857

[1] See Table 7 for details.

[2] Excludes accelerated depreciation and amortization expense as detailed in the table below and included in Other adjustments above.

[3] Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

Operating EBITDA/ Interest Expense				6.5	6.2	5.5	4.1

	Three Months Ended			Year Ended			
	December 31,	September 30,	December 31,	December 31,			
(in $ millions)	2012	2012	2011	2012	2011	2010	2009
Advanced Engineered Materials	-	-	-				
Consumer Specialties	2	3	1				
Industrial Specialties	-	-	-				
Acetyl Intermediates	-	-	-				
Other Activities [3]	-	-	-				
Accelerated depreciation and amortization expense	2	3	1	8	11	29	18
Depreciation and amortization expense [2]	79	75	76	300	287	258	290
Total depreciation and amortization expense	81	78	77	308	298	287	308

21

22 Reg G: Adjusted earnings (loss) per share – reconciliation of a non-U.S. GAAP measure – unaudited (Table 6) (in $ millions, except share and per share data) per share per share per share per share Earnings (loss) from continuing operations 97 0.60 119 0.74 96 0.61 609 3.81 Deduct: Income tax (provision) benefit (16) (54) 2 (48) Earnings (loss) from continuing operations before tax 113 173 94 657 Other charges and other adjustments 1 9 6 19 66 Refinancing - related expenses 8 - (2) 8 Adjusted earnings (loss) from continuing operations before tax 130 179 111 731 Income tax (provision) benefit on adjusted earnings 2 (22) (30) (19) (124) Less: Noncontrolling interests - - - - Adjusted earnings (loss) from continuing operations 108 0.67 149 0.93 92 0.58 607 3.80 Diluted shares (in millions) 3 Weighted average shares outstanding 159.5 159.1 156.4 158.3 Dilutive stock options 0.2 0.3 1.8 0.9 Dilutive restricted stock units 0.5 0.7 0.7 0.6 Total diluted shares 160.2 160.1 158.9 159.8 2 The adjusted effective tax rate is 17% for the three months ended December 31, 2012, September 30, 2012, December 31, 2011 and the year ended December 31, 2012. 1 See Table 7 for details. 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. 2012 2011 Three Months Ended December 31, 2012 September 30, December 31, 2012 Year Ended December 31,

Reg G: Other charges and other adjustments – reconciliation of a non-U.S. GAAP measure – unaudited (Table 7)

Celanese

Other Charges (Gains), net:

(in $ millions)	Three Months Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Employee termination benefits	4	1	4	6	22	32	105
Plant/office closures	-	-	-	-	-	4	17
Kelsterbach plant relocation	2	3	4	7	47	26	16
Plumbing actions	(1)	(4)	-	(5)	(6)	(59)	(10)
Asset impairments	8	-	1	8	1	74	14
Insurance recoveries	-	-	-	-	-	(18)	(6)
Commercial disputes	-	(2)	-	(2)	(15)	(13)	-
Other	-	-	-	-	(1)	-	-
Total	13	(2)	9	14	48	46	136

Other Adjustments: [1]

(in $ millions)	Three Months Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Income Statement Classification
Business optimization	1	-	1	9	8	16	7	Cost of sales / SG&A
Kelsterbach plant relocation	10	(7)	1	14	8	(13)	-	Cost of sales
Plant closures	5	10	3	21	18	17	25	Cost of sales / SG&A
Contract termination	-	-	-	-	-	22	-	Cost of sales
(Gain) loss on disposition of assets	-	1	-	1	(1)	(10)	(34)	(Gain) loss on disposition
Write-off of other productive assets	-	-	-	-	(1)	18	-	Cost of sales
Commercial disputes	-	-	1	-	8	-	-	Cost of sales
Acetate production interruption costs	-	-	-	10	-	-	-	Cost of sales
Infraserv Hoechst debt restructuring	(22)	-	-	(22)	-	-	-	Equity in net (earnings) loss of affiliates
Other	2	4	4	19	11	17	(17)	Various
Total	(4)	8	10	52	51	67	(19)	
Total other charges and other adjustments	9	6	19	66	99	113	117	

[1] These items are included in net earnings but not included in Other charges (gains), net.

23

24 Q4 2012 Other charges and other adjustments by segment – reconciliation of a non-U.S. GAAP measure – unaudited Income Statement (in $ millions) AEM CS IS AI Other Total Classification Employee termination benefits - 1 - 2 1 4 Kelsterbach plant relocation 2 - - - - 2 Plumbing actions (1) - - - - (1) Asset impairments - 8 - - - 8 Insurance recoveries - (3) - - 3 - Total other charges (gains), net 1 6 - 2 4 13 Business optimization - - - - 1 1 SG&A Kelsterbach plant relocation 10 - - - - 10 Cost of Sales Plant closures - 5 - - - 5 Cost of Sales Infraserv Hoechst debt restructuring - (3) - (6) (13) (22) Equity in net (earnings) loss of affiliates Other - 3 - (1) - 2 Cost of Sales Total other adjustments 10 5 - (7) (12) (4) Total other charges and other adjustments 11 11 - (5) (8) 9

25 Q3 2012 Other charges and other adjustments by segment – reconciliation of a non-U.S. GAAP measure – unaudited Income Statement (in $ millions) AEM CS IS AI Other Total Classification Employee termination benefits - 1 - 1 (1) 1 Kelsterbach plant relocation 3 - - - - 3 Plumbing actions (4) - - - - (4) Commercial disputes - - - (2) - (2) Total other charges (1) 1 - (1) (1) (2) Kelsterbach plant relocation (7) - - - - (7) Cost of Sales Plant closures - 3 - 7 - 10 Cost of Sales / SG&A (Gain)/loss on disposition of assets - 1 - - - 1 (Gain) loss on disposition Other - 2 - 1 1 4 Various 1 Total other adjustments (7) 6 - 8 1 8 Total other charges and other adjustments (8) 7 - 7 - 6 1 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 2 - 1 - 3 Selling, General & Administrative - - - - 1 1 Total other - 2 - 1 1 4

26 Q4 2011 Other charges and other adjustments by segment – reconciliation of a non-U.S. GAAP measure – unaudited Income Statement (in $ millions) AEM CS IS AI Other Total Classification Employee termination benefits 3 1 - - - 4 Kelsterbach plant relocation 4 - - - - 4 Asset impairments - - - 1 - 1 Total other charges 7 1 - 1 - 9 Business optimization - - - - 1 1 Cost of Sales / SG&A Kelsterbach plant relocation 1 - - - - 1 Cost of Sales Plant closures - 1 1 1 - 3 Cost of Sales / SG&A Commercial disputes - - - 1 - 1 Cost of Sales Other - 3 - 1 - 4 Cost of Sales Total other adjustments 1 4 1 3 1 10 Total other charges and other adjustments 8 5 1 4 1 19

27 Reg G: Adjusted free cash flow – reconciliation of a non-U.S. GAAP measure – unaudited (In $ millions) 2012 2011 2010 Net cash provided by operating activities 722 638 452 Adjustments to operating cash for discontinued operations (2) 9 58 Net cash provided by operating activities from continuing operations 720 647 510 Capital expenditures (361) (349) (201) Cash flow adjustments 1 (20) 28 (15) Adjusted Free Cash Flow 339 326 294 Net Sales 6,418 6,763 5,918 Adjusted Free Cash Flow as % of Net Sales 5.3% 4.8% 5.0% Year Ended December 31, 1 Amounts primarily associated with Kelsterbach plant related cash expenses, and purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes.

28 Reg G: Net debt – reconciliation of a non-US GAAP measure – unaudited (in $ millions) 2012 2011 2010 2009 Short-term borrowings and current installments of long-term debt - third party and affiliates 168 144 228 242 Long-term debt 2,930 2,873 2,990 3,259 Total debt 3,098 3,017 3,218 3,501 Less: Cash and cash equivalents 959 682 740 1,254 Net debt 2,139 2,335 2,478 2,247 Operating EBITDA 1,209 1,362 1,122 857 Net debt / Operating EBITDA 1.8 1.7 2.2 2.6 Year Ended December 31,

Reg G: Equity affiliate results and reconciliation of operating profit to affiliate EBITDA – a non-U.S. GAAP measure – total – unaudited (Table 8)

Celanese

	Three Months Ended December 31,		Year Ended December 31,	
(in $ millions)	2012	2011	2012	2011
Net Sales				
Affiliates - Asia [1]	406	405	1,701	1,637
Affiliates - Middle East [2]	363	353	1,328	1,204
Infraserv Affiliates [3]	504	595	1,906	2,192
Total	1,273	1,353	4,935	5,033
Operating Profit				
Affiliates - Asia [1]	34	9	192	160
Affiliates - Middle East [2]	182	172	652	541
Infraserv Affiliates [3]	43	38	134	138
Total	259	219	978	839
Depreciation and Amortization				
Affiliates - Asia [1]	18	19	75	76
Affiliates - Middle East [2]	11	10	43	48
Infraserv Affiliates [3]	30	36	108	120
Total	59	65	226	244
Affiliate EBITDA				
Affiliates - Asia [1]	52	28	267	236
Affiliates - Middle East [2]	193	182	695	589
Infraserv Affiliates [3]	73	74	242	258
Total	318	284	1,204	1,083
Net Income				
Affiliates - Asia [1]	21	1	126	104
Affiliates - Middle East [2]	162	153	582	481
Infraserv Affiliates [3]	97	29	162	95
Total	280	183	870	680
Net Debt				
Affiliates - Asia [1]	369	172	369	172
Affiliates - Middle East [2]	(114)	(110)	(114)	(110)
Infraserv Affiliates [3]	122	236	122	236
Total	377	298	377	298

[1] Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Affiliates - Middle East accounted for using the equity method includes National Methanol Company (Ibn Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

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Reg G: Equity affiliate results and reconciliation of proportional operating profit to proportional affiliate EBITDA – a non-U.S. GAAP measure – Celanese proportional share – unaudited (Table 8 continued)

Celanese

(in $ millions)	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
Proportional Net Sales				
Affiliates - Asia [1]	187	187	784	757
Affiliates - Middle East [2]	91	88	332	301
Infraserv Affiliates [3]	166	196	626	722
Total	444	471	1,742	1,780
Proportional Operating Profit				
Affiliates - Asia [1]	16	5	90	76
Affiliates - Middle East [2]	45	43	163	135
Infraserv Affiliates [3]	14	13	44	45
Total	75	61	297	256
Proportional Depreciation and Amortization				
Affiliates - Asia [1]	8	9	34	35
Affiliates - Middle East [2]	3	2	11	12
Infraserv Affiliates [3]	10	11	35	39
Total	21	22	80	86
Proportional Affiliate EBITDA				
Affiliates - Asia [1]	24	14	124	111
Affiliates - Middle East [2]	48	45	174	147
Infraserv Affiliates [3]	24	24	79	84
Total	96	83	377	342
Equity in net earnings of affiliates (as reported in the Consolidated Statement of Operations)				
Affiliates - Asia [1]	10	1	60	49
Affiliates - Middle East [2]	37	35	130	112
Infraserv Affiliates [3]	32	10	52	31
Total	79	46	242	192
Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates				
Affiliates - Asia [1]	14	13	64	62
Affiliates - Middle East [2]	11	10	44	35
Infraserv Affiliates [3]	(8)	14	27	53
Total	17	37	135	150
Proportional Net Debt				
Affiliates - Asia [1]	167	77	167	77
Affiliates - Middle East [2]	(29)	(27)	(29)	(27)
Infraserv Affiliates [3]	41	78	41	78
Total	179	128	179	128

1 Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.
2 Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).
3 Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

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